UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 10, 2009

Outdoor Channel Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-17287	33-0074499
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

43445 Business Park Drive, Suite 103, Temecula, California		92590
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	951.699.6991

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

See Item 5.02 below.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2009, Outdoor Channel Holdings, Inc. (the "Company") appointed Douglas J. Langston as its Chief Accounting Officer. Previously, Mr. Langston had been the Company’s Controller since December 2007. Mr. Langston’s base salary as Chief Accounting Officer is $200,000 per annum, and he is eligible to an annual bonus of up to 40% of his base salary. In connection with his employment, Mr. Langston will enter into the Company’s standard change of control and indemnification agreements provided to senior executives. In addition to the 20,000 Restricted Shares currently held by Mr. Langston that vest 5,000 shares per year over the next four-year period, the Company’s board of directors granted Mr. Langston an additional 25,000 Restricted Shares vesting 6,250 shares each year over a four-year period with 100% accelerated vesting upon termination of his employment within twelve months of a change of control of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Outdoor Channel Holdings, Inc.

March 16, 2009	By:	Thomas E. Hornish

Name: Thomas E. Hornish
Title: COO/GC